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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-198830 on Form S-8 of our reports dated March 16, 2015 with respect to the consolidated financial statements of Eldorado Resorts, Inc. and the effectiveness of internal control over financial reporting of Eldorado Resorts, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Las Vegas, Nevada
March 16, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM